UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2006

DEPOMED, INC.
(Exact name of registrant as specified in its charter)

001-13111
(Commission File Number)

California	94-3229046
State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California  94025
(Address of principal executive offices, with zip code)

(650) 462-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2006, Depomed, Inc. (“we” or “us”) entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd. (“Azimuth”). Specifically, we entered into a Common Stock Purchase Agreement with Azimuth (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to the lesser of (a) $30,000,000 of our common stock, or (b) 8,399,654 shares of common stock, which was equal to the number of shares that is one less than 20% of the issued and outstanding shares of our common stock as of December 11, 2006, over the 24 month term of the Purchase Agreement. From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase a specified dollar amount of shares of our common stock, subject to certain limits and so long as specified conditions are met.  We will not present any draw down notices until we have received listing approval from the Nasdaq Stock Market for the shares of our common stock that may be issued pursuant to the Purchase Agreement.

The price per share at which the shares will be sold, and therefore the number of shares to be sold pursuant to the draw down notice, is determined over a 10 consecutive trading day pricing period, or such other period as is mutually agreed between us and Azimuth. We are able to present Azimuth with up to 24 draw down notices during the 24 month term of the Purchase Agreement, with a minimum of three trading days required between each draw down pricing period.  Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the dollar amount of shares specified in the notice for each trading day during the pricing period on which the daily volume weighted average price for our common stock exceeds a threshold price specified by us in the draw down notice. The per share purchase price for the shares sold on any particular trading day during the pricing period will equal the daily volume weighted average price of our common stock for that day, less a discount ranging from 3.775% and 6.375%. The amount of the discount varies based on the threshold price specified by us. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above. The total number of shares sold to Azimuth during each draw down will be the sum of the number of shares required and/or elected to be purchased on each day of the pricing period.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock up to an aggregate amount specified by us during each draw down pricing period. Upon Azimuth’s exercise of the option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as for the fixed amount of the draw down notices.

Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of the Financial West Group, member NASD/SIPC, a placement fee equal to 1.125% of the aggregate dollar amount of common stock purchased by Azimuth. We have agreed to indemnify and hold harmless Reedland Capital Partners against certain liabilities, including liabilities under the Securities Act.

Any sale of our shares of common stock to Azimuth under the Purchase Agreement will be registered on our registration statement on Form S-3 (File No. 333-130510). Azimuth shall use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Azimuth shall be responsible for any broker-dealer commissions and all other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

In connection with this transaction, a filing will be made with the Corporate Financing Department of the National Association of Securities Dealers, Inc., or the NASD, under Rule 2710 of the NASD’s Conduct Rules. Among other customary conditions to the parties obligations under the Purchase Agreement, we are not permitted to deliver any draw down notice to Azimuth, and Azimuth is not obligated to purchase any shares of our common stock under the Purchase Agreement, unless and until we have received written confirmation from the NASD to the effect that the NASD’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby. If the NASD raises an objection to the terms of the Purchase Agreement or has otherwise failed to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to February 9, 2007 either we or Azimuth may terminate the Purchase Agreement, provided that the terminating party has used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the NASD’s objection or failure to obtain such confirmation from the NASD.

The shares of common stock may be sold in one or more of the following manners:

•      ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•      a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Azimuth has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the periods listed above it will not enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•                  may not engage in any stabilization activity in connection with our securities;

•                  must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•                  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Azimuth and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act. We have agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement.  We have also agreed to pay up to $15,000 of Azimuth’s reasonable fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation and submission of the applicable NASD filing and services.  We have also agreed to pay up to $12,500 per quarter during the term of the agreement for reasonable fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Purchase Agreement, and ongoing due diligence, provided that this amount will not be due in a quarter in which we place shares to Azimuth under the Purchase Agreement. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for 10 trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act, which may be based upon written information furnished by Azimuth to us for inclusion in a prospectus or prospectus supplement related to this transaction.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On December 12, 2006, we issued a press release announcing our entry into the Purchase Agreement, a copy of which press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Common Stock Purchase Agreement between Depomed, Inc. and Azimuth Opportunity Ltd. dated December 11, 2006.

99.1	Press Release of Depomed, Inc. dated December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: December 12, 2006	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer

Exhibit Index

10.1	Common Stock Purchase Agreement between Depomed, Inc. and Azimuth Opportunity Ltd. dated December 11, 2006.

99.1	Press Release of Depomed, Inc. dated December 12, 2006.